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                                                                     EXHIBIT 3.1


                             THE COMPANIES ACT 1985


                       A PRIVATE COMPANY LIMITED BY SHARES


                                   MEMORANDUM

                                      AND

                             ARTICLES OF ASSOCIATION

                                       OF


                              YORKSHIRE POWER GROUP
                                     LIMITED

                (incorporating all amendments to 11th April, 1997
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                                  ALLEN & OVERY
                                     London




































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Company number
3227432

                             THE COMPANIES ACT 1985


                       A PRIVATE COMPANY LIMITED BY SHARES


                            MEMORANDUM OF ASSOCIATION

                                       OF

                              YORKSHIRE POWER GROUP
                                    LIMITED(1)
               (Incorporating all amendments to 11th April, 1997)


1.   The Company's name is "Alnery No.1607 Limited".

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:

     (1) to acquire and hold any kind of interest in, or to provide capital for, any person or undertaking of any kind, to carry on business as a holding and investment company and to co-ordinate and manage the activities of, and to provide finance, services and facilities to, any person or undertaking controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly;(2)

     (2)  to carry on business as a general commercial company;

     (3)  to carry on any trade or business whatsoever;

     (4) to do all such things as are, in the opinion of the directors, incidental or conducive to the carrying on of any trade or business by it;

     (5) to do all such things as the directors consider to be desirable or for the benefit of the Company;

     (6) to guarantee in any manner, or to enter into any indemnity or other arrangement in relation to, the discharge, observance or performance of any liabilities of any person, including, but without limitation, any body corporate which is a holding company, a subsidiary or a fellow subsidiary of the Company and to secure any such guarantee,

---------------
1 The Company was incorporated under the name "Alnery No. 1607 Limited" and adopted its present name on 21st February, 1997.

2 This paragraph was inserted by special resolution passed on 13th February, 1997.


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          indemnity or arrangement or the discharge, observance and performance of any liabilities of any person by any mortgage, charge, pledge, lien or other security of any kind over the whole or any part of the undertaking, property, assets and revenues of the Company, including its uncalled capital;(3)

     (6A) to borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by any mortgage, charge, pledge, lien or security of any kind upon all or part of the undertaking, property, assets and revenues (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description; and(4)

     (7) to give any financial assistance that may lawfully be given in connection with the acquisition of shares in the Company or any other company which is its holding company;

     (8) to sell, transfer or otherwise dispose of all or any part of the undertaking, assets and liabilities of the Company;

     (9) to provide or arrange for any pension, lump sum payment, gratuity, life, health, accident and other insurance and other benefit (pecuniary or otherwise) of any kind to or for the benefit of any individual who is or has been a director of, or employed by, or who provides or has provided services to or for, the Company or any body corporate which is or has been a subsidiary, holding company or fellow subsidiary of the Company or otherwise connected with the Company or any predecessor in business of the Company or of any such subsidiary, holding company or fellow subsidiary or connected company and to or for the benefit of any present or former spouse, child or other relative or dependant of such individual or any other person who has or formerly had with any such individual any such connection as the directors may specify; and for those purposes to establish or participate in any fund or scheme, to effect or contribute to any form of insurance and to enter into any other arrangement of any kind which the directors may approve;

     (10) to support and subscribe to any institution or association which may be for the benefit of the Company or its directors or employees or connected with any town or place where the Company carries on business, to support and subscribe to any charitable or public object whatsoever and to make donations to bodies, associations or causes with political objects;

     (11) to act as trustee, personal representative, director or agent of any kind and for any purpose;

     (12) to exercise any power of the Company for any consideration of any kind or for no consideration;

          and it is declared that:

---------------
3 This paragraph was amended by special resolution passed on 23rd February, 1997.

4 This paragraph was inserted by special resolution passed on 23rd February, 1997.


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          (a)  this clause shall be interpreted in the widest and most general manner and without regard to the eiusdem generis rule or any other restrictive principle of interpretation;

          (b) each of the above subclauses shall, unless it expressly provides to the contrary, be deemed to set out a separate, distinct and independent object of the Company and not a power ancillary or incidental to the objects set out in any other subclause;

          (c) each subclause is without prejudice to the generality of the objects and powers conferred by any other subclause and no subclause shall be in any way limited or restricted by reference to or inference from any other subclause;

          (d)  in this clause:

               (i) "assets" includes property, rights and interests of every description, whether present or future, actual or contingent and wherever situate;

               (ii) "dispose of", in relation to an asset, includes surrendering or extinguishing it, and also creating or granting it or any interest or right out of or in respect of it;

               (iii) "liabilities" includes debts and obligations of every description, whether present or future, actual or contingent; and

               (iv) "person" includes any partnership or other body of persons, whether corporate or unincorporate, and any country, territory, public authority and international organisation.

4.   The liability of each member is limited.

5. The Company's share capital is(pound)100 divided into 100 shares of(pound)1 each.(5)

---------------
5 The Company's authorised share capital was increased from (pound)100 to (pound)436,000,100 by the creation of 436,000,000 ordinary shares of (pound)1 each by an ordinary resolution passed on 11th April, 1997.


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I, the subscriber to this memorandum of association, wish to form a company pursuant to this memorandum; and I agree to take the number of shares shown opposite my name.


Name and address of subscriber                            Number of shares
                                                          taken by subscriber
Alnery Incorporations No.1 Limited                        1
9 Cheapside
London EC2V 6AD

D.W. Stewart
for and on behalf of
Alnery Incorporations
No.1 Limited
                                                          ----

                                      Total shares taken    1
                                                          ----



Dated 8th July, 1996


Witness to the above signature:


E.G. Rouse
9 Cheapside
London EC2V 6AD




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

                             THE COMPANIES ACT 1985


                       A PRIVATE COMPANY LIMITED BY SHARES


                                       NEW

                             ARTICLES OF ASSOCIATION

                                       OF


                          YORKSHIRE POWER GROUP LIMITED
          (ADOPTED BY SPECIAL RESOLUTION PASSED ON 23RD february, 1997 AND AMENDED BY SPECIAL RESOLUTION PASSED ON 11TH APRIL, 1997)

                                   NO. 3227432




                                  ALLEN & OVERY
                                     LONDON
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Company number
3227432



                             THE COMPANIES ACT 1985


                       A PRIVATE COMPANY LIMITED BY SHARES


                                       NEW


                             ARTICLES OF ASSOCIATION


                                       OF


                          YORKSHIRE POWER GROUP LIMITED

                         (adopted by special resolution
                  passed on 23rd February, 1997 and amended by
                 special resolution passed on 11th April, 1997)



                                   PRELIMINARY

1. Except as otherwise provided in these articles, the regulations contained in Table A shall apply to the Company. For the purposes of these articles, Table A means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) (Amendment) Regulations 1985.

2.   (1)  In these articles, unless the contrary intention appears:

          (a) the "Statutes" means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

          (b) words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations.

     (2) Headings to these articles are inserted for convenience only and shall not affect construction.



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                                  SHARE CAPITAL

3.(1)Section 89(1) of the Act (which regulates the power to allot equity securities, as defined in section 94 of the Act) is excluded.

4. (1) The directors may, in their absolute discretion and without assigning any reason, refuse to register any proposed transfer of a share.

     (2) The directors may also refuse to register a transfer of a share on which the Company has a lien.

     (3) A person executing an instrument of transfer of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register of members of the Company in respect of it.

     (4)  The first sentence of regulation 24 of Table A shall not apply.

                                GENERAL MEETINGS

5. A poll may be demanded at any general meeting by the chairman or by any member present in person or by proxy and entitled to vote. Regulation 46 of Table A shall be amended accordingly.

6. The chairman at any general meeting shall not be entitled to a second or casting vote. Regulation 50 of Table A shall not apply.

7. (1) A general meeting or a meeting of any class of members of the Company may consist of a conference between members some or all of whom are in different places provided that each member who participates is able:

          (a) to hear each of the other participating members addressing the meeting; and

          (b) if he so wishes, to address all of the other participating members simultaneously,

          whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

     (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of members required to form a quorum.

     (3) A meeting held in this way is deemed to take place at the place where the largest group of participating members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

     (4) A resolution put to the vote of a meeting shall be decided by each member indicating to the chairman (in such manner as the chairman may direct) whether the member votes in favour of or against the resolution or abstains. Regulation 46 of Table A shall be amended accordingly.

---------------
1 Paragraphs (1) and (2) of this clause were deleted by special resolution passed on 11th April, 1997.


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     (5)  References in this article to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives.

                            SHAREHOLDERS' RESOLUTIONS

8. A resolution in writing signed or approved by letter, facsimile, telegram or telex by or on behalf of all the members of the Company who would be entitled to vote on it if it had been proposed at a general meeting or at a meeting of any class of members of the Company shall be as valid and effectual as if it had been passed at a general meeting or at such class meeting (as the case may be) duly convened and held. The resolution may be contained in one document or in several documents in like form each stating the terms of the resolution accurately and signed by or on behalf of one or more of the members. This article is in addition to, and not limited by, the provisions in sections 381A, 381B and 381C of the Act. Regulation 53 of Table A shall not apply.

                                VOTES OF MEMBERS

9. (1) A proxy appointed by a member of the Company under section 372 of the Act may vote on a show of hands as well as on a poll, but no person present shall be entitled to more than one vote on a show of hands. Regulation 54 of Table A shall be amended accordingly.

     (2) The instrument appointing a proxy and any authority under which it is executed (or such copy of the instrument or the authority or both as the directors may approve) may be deposited at the place where the meeting or adjourned meeting is to be held at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. This provision is in addition and without prejudice to the provisions of paragraphs (a), (b) and (c) of regulation 62 of Table A and the last provision of regulation 62 shall be amended accordingly.

                                    DIRECTORS

10. (1) Persons together holding at least 50 per cent of the ordinary shares in the Company in issue may appoint any person as a director of the Company and the same persons may remove any such director and appoint any person as a replacement for any such director. Any appointment or removal shall be made in writing signed by the same persons together holding at least 50 per cent of the ordinary shares in issue and, in the case of a body corporate holding any of these shares, the signature of any officer or other duly appointed representative shall suffice. Any appointment or removal shall take effect when it is lodged at the office or produced at any meeting of the directors.

     (2) In addition to the circumstances set out in Regulation 81 of Table A the office of a director shall be vacated if he is removed from that office in accordance with this article.(2)

     (3) The directors shall not be subject to retirement by rotation and regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.(3)

---------------
2 This paragraph was inserted by special resolution passed on 11th April, 1997.

3 This paragraph was amended by special resolution passed on 11th April, 1997.


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     (4)  No director shall vacate his office or be ineligible for re-appointment as a director, nor shall any person be ineligible for appointment as a director, by reason only of his having attained a particular age.

     (5) No special notice is required of any resolution appointing or approving the appointment of such a director nor is any notice required to state the age of the person to whom the resolution relates.

                               ALTERNATE DIRECTORS

11. (1) In addition to the persons mentioned in regulation 65 of Table A, any director may appoint a director of any holding company of the Company or of any other subsidiary of that holding company or any person approved by a majority of the other directors to act as an alternate director.(4)

     (2) An alternate director shall be entitled to receive notice of all meetings of directors, to attend and to vote at any such meeting at which the director appointing him is not personally present and at that meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at that meeting the provisions of these articles shall apply as if he was a director. Regulation 66 of Table A shall not apply.

     (3) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present. The last sentence of each of regulations 88 and 89 of Table A shall not apply.

     (4) Any person appointed as an alternate director shall vacate his office as an alternate director if the director by whom he has been appointed ceases to be a director or removes him or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office. Regulation 67 of Table A shall not apply.

     (5) An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply.

                               POWERS OF DIRECTORS

12. (1) The powers of the directors mentioned in regulation 87 of Table A shall be exercisable as if the word "executive" (which appears before the word "office") were deleted.

     (2) Without prejudice to any other of their powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in

---------------
4 This paragraph was amended by special resolution passed on 11th April, 1997.


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          connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

                            PROCEEDINGS OF DIRECTORS

13. Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may vote as a director on a resolution concerning any matter in which he has, directly or indirectly, an interest or duty and, if he votes, his vote shall be counted and he shall be counted in the quorum when that resolution or matter is under consideration. Regulations 94 to 96 (inclusive) of Table A shall not apply.

14. Notices of meetings of the directors shall be given to all directors and to any alternate directors appointed by them. Regulation 88 of Table A shall be amended accordingly.

15. (1) The quorum for a meeting of the directors shall be two directors present throughout the meeting. The first sentence of regulation 89 of Table A shall not apply.

     (2) Unanimous approval of the directors present and voting at any meeting of the board of directors or acting by written resolution or consent shall be required for the approval, authorisation or taking of any action.

     (3) In the case of an equality of votes at any meeting of the directors, the chairman of the meeting shall not have a second or casting vote. Regulation 88 of Table A shall be amended accordingly.

16. Regulation 93 of Table A (written resolutions of directors) shall apply as if the word "signed" included "approved by letter, facsimile, telegram or telex".

17. (1) A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

          (a) to hear each of the other participating directors addressing the meeting; and

          (b) if he so wishes, to address all of the other participating directors simultaneously,

          whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

     (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 13.

     (3) A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.


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                                      SEAL

18.(5)(1) The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the directors.

     (2) The directors shall provide for the safe custody of every seal which the Company may have.

     (3) A seal shall be used only by the authority of the directors or a duly authorised committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex or telephone by a majority of the directors or of the members of a duly authorised committee.

     (4) The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

     (5)  Unless otherwise decided by the directors:

          (a) certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed; and

          (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

     (6) Regulation 6 of Table A shall be amended accordingly. Regulation 101 of Table A shall not apply.

                                     NOTICES

19. (1) The Company may give any notice to a member either personally or by sending it by prepaid airmail or first class post or facsimile transmission to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

     (2) Regulation 112 of Table A shall not apply and regulation 116 shall apply as if the words "within the United Kingdom" did not appear.

20.  (1)  Proof that:

          (a) an envelope containing a notice was properly addressed, prepaid and posted (by airmail or first class post, where available); or

          (b) facsimile transmission setting out the terms of a notice was properly addressed and despatched

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5    The original clause 18 was deleted by special resolution passed on 11th
     April, 1997.


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          shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiry of 24 hours after the envelope containing it was posted or, in the case of facsimile transmission, when despatched.

     (2)  Regulation 115 of Table A shall not apply.

                                    INDEMNITY

21. (1) Subject to the provisions of and to the extent permitted by the Statutes, every director, other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, but:

          (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

          (b) the indemnity is subject to such officer or auditor taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

     (2)  Regulation 118 of Table A shall not apply.



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